UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2013

ICEWEB, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 E 11th, Suite 2425, Kansas City, MO 64106

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  571-287-2400

22900 Shaw Road, Suite 111, Sterling, VA  20166

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 2, 2013, IceWEB, Inc. filed a Current Report on Form 8-K to report that it had closed its acquisition of Computers and Tele-Comm., Inc., (“CTCI”), and KC NAP, LLC (“KC NAP”) on October 1, 2013. In response to parts (a) and (b) of Item 9.01 of such Form 8-K, IceWEB, Inc. stated that it would file by amendment the required financial statements for CTCI and KCNAP and the required pro forma financial information, as permitted by paragraphs (a)(4) and (b)(2) to Item 9.01 to Form 8-K. This Form 8-K/A is being filed to provide the required financial statements and pro forma financial information.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Attached hereto as Exhibit 99.1 are the audited financial statements of Computers and Tele-Comm., Inc., and KC NAP, LLC (subsidiary) for the years ended December 31, 2012 and 2011 and the unaudited financial statements for the nine months ended September 30, 2013 and 2012.

(b)	Pro forma financial information.

Attached hereto as Exhibit 99.2 is the IceWEB, Inc. and subsidiaries unaudited pro forma condensed financial information as of September 30, 2012 and June 30, 2013.

(c)	Exhibits.

99.1

Audited Computers and Tele-Comm., Inc., and Subsidiary financial statements for the years ended December 31, 2012 and 2011, and unaudited financial statements for the nine month periods ending September 30, 2013 and 2012.

99.2	IceWEB, Inc. and Subsidiaries unaudited pro forma condensed financial information as of September 30, 2012 and June 30, 2013.

EXHIBIT INDEX

99.1

Audited Computers and Tele-Comm., Inc., and Subsidiary financial statements for the years ended December 31, 2012 and 2011, and unaudited financial statements for the nine month periods ending September 30, 2013 and 2012.

99.2	IceWEB, Inc. and Subsidiaries unaudited pro forma condensed financial information as of September 30, 2012 and June 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IceWEB, INC.

By:	/s/ Rob Howe
Rob Howe
Chief Executive Officer

December 13, 2013